SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

TerraForm Power, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:
(2)	Aggregate number of securities to which the transaction applies:
(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of the transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date Filed:

The following is an excerpt from the transcript of the earnings conference call held by TerraForm Power, Inc. (“TerraForm Power”) on March 17, 2020 regarding the financial results of TerraForm Power for the fourth quarter and fiscal year ended December 31, 2019, which excerpt relates to the proposed acquisition of to acquire all of the outstanding shares of Class A common stock of Terraform Power by Brookfield Renewable Partners L.P. (“Brookfield Renewable”), other than the approximately 62% shares held by Brookfield Renewable and its affiliates:

[Non-relevant information deleted]

John Stinebaugh
CEO, TerraForm Power, Inc.

Now I’ll spend a few minutes discussing the merger with Brookfield Renewable. I’m very pleased to report that last evening, Brookfield Renewable and TerraForm Power entered into a definitive merger agreement by which Brookfield Renewable will acquire each share of Class A common stock of TerraForm Power for consideration equivalent to 0.381 of Brookfield Renewable Power -- Renewable Partners unit. TerraForm Power shareholders can elect to receive their consideration in units of Brookfield Renewable Partners or BEP, a limited partnership, which currently trades on the New York Stock Exchange and the Toronto Stock Exchange or shares of Brookfield Renewable Corporation, or BEPC a new security that will be launched in conjunction with the close of the merger that is designed to be equivalent and valued to a unit of BEP.

For reference, BEPC will be a Canadian corporation listed on the TSX and the NYSE and will be structured with the intention of being economically equivalent to BEP units, including identical distributions and it will be fully exchangeable at any time at the shareholders’ option for a BEP unit on a one-for-one basis.

The special committee of TERP’s Board of Directors has unanimously recommended the transaction, which features an improved exchange ratio relative to Brookfield Renewable’s initial proposed offer in January of 0.36 units of BEP for each TERP share and provides a 17% premium to TERP’s unaffected share price. The transaction is subject to the approval of TERP shareholders representing a majority of the outstanding TERP Class A common shares not owned by Brookfield Renewable and its affiliates and is also subject to other customary closing conditions. It is expected that the transaction will close in the third quarter of 2020.

Now I want to take a moment and highlight the benefits of this merger to TERP shareholders. TERP shareholders will be owners of a combined company that will be one of the largest integrated pure-play renewable power companies in the world, with total assets of approximately $50 billion and with a 20-year track record of delivering strong total returns across a number of economic cycles as well as consistent distribution growth.

In addition, TERP’s shareholders will benefit from the premium of 17% to TERP’s unaffected stock price. A broader growth mandate that includes acquisitions of all technologies of renewable power assets as well as development opportunities globally, enhanced diversification through exposure to long life hydro assets in addition to wind and solar assets as well as geographic exposure to the high-growth Asian and Latin American markets in addition to North America and Europe. Reduced risk as a result of Brookfield Renewable’s strong investment grade balance sheet and increased liquidity as well as finally, continued sponsorship by Brookfield Asset Management, which will own 54% of the combined company.

In closing, we believe this merger provides significant value for TERP’s shareholders giving them the ability to continue participating in the upside of TERP’s operating assets in developed markets while benefiting from Brookfield Renewable’s enhanced diversification, development capabilities and strong investment-grade balance sheet. We encourage shareholders to vote for the transaction at the shareholder meeting, details of which will be announced in due course.

[Non-relevant information deleted]

John Stinebaugh
CEO, TerraForm Power, Inc.

At closing, TerraForm Power will be a subsidiary of Brookfield Renewable. So its corporate debt will remain in place as well as the project debt underneath the corporate debt. At this point, I’m not aware of any plans to refinance that corporate debt.

[Non-relevant information deleted]

Cautionary Statement Regarding Forward-looking Statements
This communication contains forward-looking statements and information within the meaning of Canadian provincial securities laws and “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities regulations. The words “will”, “intend”, “should”, “could”, “target”, “growth”, “expect”, “believe”, “plan”, derivatives thereof and other expressions which are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify the above mentioned and other forward-looking statements. Forward-looking statements in this communication include statements regarding the transaction, the prospects and benefits of the combined company and the special distribution of BEPC shares and any other statements regarding the parties’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance. Although TerraForm Power believe that these forward-looking statements and information are based upon reasonable assumptions and expectations, you should not place undue reliance on them, or any other forward-looking statements or information in this communication. The future performance and prospects of Brookfield Renewable and TerraForm Power is subject to a number of known and unknown risks and uncertainties. Factors that could cause actual results of Brookfield Renewable and TerraForm Power to differ materially from those contemplated or implied by the statements in this communication include uncertainties as to whether TerraForm Power’s Special Committee will continue to recommend any transaction with BEP to the TERP stockholders; uncertainties as to whether TerraForm Power stockholders not affiliated with Brookfield Renewable will approve any transaction; uncertainties as to whether the other conditions to the transaction will be satisfied or satisfied on the anticipated schedule; the timing of the transaction and whether the transaction will be completed, including as a result of potential litigation in connection with the transaction; failure to realize contemplated benefits from the transaction, including the possibility that the expected synergies and value creation from the transaction will not be realized; the inability to retain key personnel; and incurrence of significant costs in connection with the transaction. For further information on these known and unknown risks, please see “Risk Factors” included in TerraForm Power’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and in Brookfield Renewable’s Form 20-F and other risks and factors that are described therein and that are described in Brookfield Renewable’s and BEPC’s joint preliminary Form F-1 and prospectus filed with the SEC and the securities regulators in Canada.

The foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this communication and should not be relied upon as representing our views as of any subsequent date. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update the forward-looking statements, other than as required by applicable law.

Additional Information and Where to Find It
This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Any solicitation will only be made through materials filed with the SEC. Nonetheless, this communication may be deemed to be solicitation material in respect of the transaction by Brookfield Renewable and TerraForm Power. Brookfield Renewable and BEPC expect to file relevant materials with the SEC, including a registration statement on Form F-4 that will include a proxy statement of TerraForm Power that also constitutes a prospectus of Brookfield Renewable and BEPC (the “F-4”). This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Brookfield Renewable, BEPC or TerraForm Power may file with the SEC or send to shareholders in connection with the transaction. SHAREHOLDERS OF TERRAFORM POWER ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC (IF AND WHEN THEY BECOME AVAILABLE), INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders will be able to obtain copies of the F-4, including the proxy statement/prospectus, and other documents filed with the SEC (if and when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Terraform Power will be made available free of charge on Terraform Power’s website at http://www.terraformpower.com/. Copies of documents filed with the SEC by Brookfield Renewable and BEPC will be made available free of charge on Brookfield Renewable’s website at http://bep.brookfield.com/. Such documents are not currently available.

Participants in Solicitation
TerraForm Power and its directors and executive officers, BEPC and its directors and executive officers, and Brookfield Renewable and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of TerraForm Power common stock in respect of the transaction. Information about the directors and executive officers of TerraForm Power is set forth on its website at http://www.terraformpower.com/. Information about the directors and executive officers of Brookfield Renewable is set forth on its website at http://bep.brookfield.com/. Information about the directors and executive officers of BEPC will be set forth on its preliminary Form F-1. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-solicitation
No securities regulatory authority has either approved or disapproved of the contents of this communication. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.